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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 19, 2002



                              DELTA AIR LINES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                        1-5424                 58-0218548
--------------------------------- ---------------------- -----------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)         Identification No.)



        Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (404) 715-2600
                                                           --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER MATTERS AND REGULATION FD DISCLOSURE


Letter to Certain Investors and Analysts

Delta Air Lines, Inc. (Delta) will be providing to certain investors and analysts a letter dated March 19, 2002, which briefly discusses Delta's expected financial performance for the March 2002 quarter. The letter is included in this Form 8-K as Exhibit 99.1.

Financial Performance, Including Expected Loss

Delta's financial performance continues to be materially affected by the terrorist attacks on the United States on September 11, 2001 and the aftermath of those events as well as by increases in security, insurance and pension costs. Excluding the unusual item described below, we expect to report a net loss in the range of $350 to $380 million in the March 2002 quarter. This range also excludes any impact from Delta's recently announced travel agent commission structure changes.

As previously announced, Delta expects to incur unusual and non-recurring operating costs of approximately $90 million, net of tax, during 2002. These expenses are a direct cost of our capacity reductions and represent the temporary carrying cost of surplus pilots, as well as requalification training and relocation costs. Delta expects to record approximately $25 million, net of tax, of this charge in the March 2002 quarter.

Forward-Looking Statements

Statements in this Form 8-K including Exhibit 99.1 (or otherwise made by Delta or on Delta's behalf) which are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but are not limited to:

1. the many effects on Delta and the airline industry from the terrorist attacks on the United States on September 11, 2001, including the following:

         a. the adverse impact of the terrorist attacks on the demand for air travel;

         b. the change in our operations and higher costs resulting from new airline security directives, including the Aviation and Transportation Security Act;

         c. the availability and cost of war risk and other insurance for Delta;

         d. the extent to which Delta receives additional financial assistance under the Air Transportation Safety and System Stabilization Act;

         e. the credit downgrades of Delta and other airlines by Moody's Investors Service and Standard & Poor's, and the possibility of additional downgrades, to the extent it makes it more difficult and/or more costly for us to obtain financing;

         f. potential declines in the values of the aircraft in Delta's fleet or Delta's facilities and related asset impairment charges;

         g.       additional terrorist activity and/or war;

2. general economic conditions, both in the United States and in our markets outside the United States, including the extent of the weakening in the U.S. economy and the related decline in business and leisure travel;

3. competitive factors in our industry, such as mergers and acquisitions, the airline pricing environment, international alliances, codesharing programs, and capacity decisions by competitors;

4. outcomes of negotiations on collective bargaining agreements and other labor issues;

5.       changes in the availability or cost of aircraft fuel or fuel hedges;


                                       2

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6.       disruptions to operations due to adverse weather conditions and air traffic control-related constraints;

7.       fluctuations in foreign currency exchange rates;

8. actions by the United States or foreign governments, including the Federal Aviation Administration and other regulatory agencies;

9. the willingness of customers to travel generally, and with us specifically, which could be affected by factors such as our and the industry's safety record; and

10.      the outcome of our litigation.

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of March 19, 2002, and which we have no current intention to update.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.       Description

   99.1           Letter dated March 19, 2002


                                       3
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 DELTA AIR LINES, INC.


                             By:    /s/  Edward H. Bastian
                                 -----------------------------------------------
                                 Edward H. Bastian
                                 Senior Vice President - Finance and Controller




Dated:   March 19, 2002


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                                 EXHIBIT INDEX

99.1     Letter dated March 19, 2002